Exhibit 99.1

ABX Holdings, Inc.

ABX Holdings Reports First Quarter Results

Revenue Growth of 33% Includes Strong CHI Contributions

WILMINGTON, OH – May 12, 2008 — ABX Holdings, Inc., (NASDAQ: ABXA) today reported first-quarter net earnings of $3.8 million, or $0.06 per common share, on strong revenue growth to $382.1 million, driven both by its acquired airline and air services businesses and its expanded charter fleet of Boeing 767 freighters. In the first quarter of 2007, ABX Holdings earned $4.3 million, or $0.07 per share, on revenues of $288.1 million.

ABX Holdings acquired the businesses of Cargo Holdings International (CHI) at the end of last year. The principal businesses of CHI include two independently certificated airlines, Air Transport International (ATI) and Capital Cargo International Airlines (CCIA), and a leasing company, Cargo Aircraft Management (CAM). Collectively, the CHI businesses contributed approximately $75.4 million, or 80% of the year-over-year increase in ABX Holdings’ first-quarter consolidated revenues. Growth in ABX Air’s businesses, principally its air charter operations, provided the remainder of the revenue gain. The CHI businesses also contributed approximately $1.7 million in net earnings during the quarter, net of acquisition-related interest expense.

Joe Hete, President and CEO of ABX Holdings, said, “Our first-quarter results reflect across-the-board growth in each of our operating segments, and substantial growth in our charter segment, plus substantial operating cash flows stemming from our increasing fleet of modern, fuel efficient wide-body freighter aircraft. While we remain strongly supportive of our principal customer DHL, and expect to remain a key provider of services to its U.S. network, these results also show that we are making great strides toward our goal of diversifying into new markets, via new, profitable air transportation related businesses. We will continue to invest in and grow our family of businesses with an eye toward even stronger operating cash flow, supporting our current customers and attracting new ones with our expanded range of services and platform options.”

ABX Holdings’ pre-tax earnings declined to $6.2 million in the first quarter from $6.9 million a year ago. The decline principally reflects a $4.6 million increase in net interest expense associated with financing of acquired businesses and additional aircraft. EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) increased 78% to $36.8 million in the first quarter, compared with $20.7 million in the year-earlier period (see Reconciliation of EBITDA to GAAP Net Earnings at the end of this release). EBITDA is a non-GAAP measure of financial performance that management believes better reflects the cash-generating performance of asset-intensive, financially leveraged businesses such as ABX Holdings.

Revenues from the two commercial agreements with DHL increased 3 percent to $280.8 million for the quarter, as expenses reimbursed without markup (principally fuel costs), increased sharply. Revenues from ACMI Services increased nearly eightfold due to the addition of revenues from the CHI airlines, and growth in ABX Air’s charter fleet. Revenues from all other operations, excluding reimbursed ACMI expenses, increased 6 percent to $8.5 million. Pretax earnings were up from the DHL commercial agreements, and lower from ACMI Services and other operations.

“Under our aircraft, crew, maintenance and insurance (ACMI) agreements with principal customers, we are largely protected from the direct impact of sharply rising energy prices. At the same time, those rising costs are

ABX Holdings First Quarter 2008 Results	Page 2

increasingly drawing customers to the fuel-efficient attributes of our Boeing 767 cargo aircraft, where we are No. 1 in the world with 40,” Hete said. “Labor and other operating costs, however, continued to affect our charter margins during the first quarter. We expect some relief from some of those costs, now that our flight crew and maintenance domicile in Japan is operating as planned. In the meantime, we continue to benefit from the powerful cash-generating effects of our business model, and our ongoing relationships with many large customers around the world.”

Net earnings for the first quarter each year included deferred (non-cash) income tax expense, with the entire federal tax amount offset by a reduction in our net deferred tax assets. ABX expects to record deferred income tax expense in 2008 at approximately 39% of pre-tax earnings. Remaining deferred tax assets are such that the Company does not expect to be a cash payer of federal income taxes until 2011, or later.

Results Associated with the DHL Segment

ABX Air’s commercial agreements with DHL are an ACMI agreement and a Hub Services agreement. Under each agreement, ABX Air earns a base mark-up of 1.75% on eligible costs and can earn incremental mark-ups for meeting certain quarterly cost-related goals as well as other annual cost-related and service goals. Any earnings from attainment of annual cost-related and service-related goals are recognized in the fourth quarter.

ABX Air’s pre-tax earnings from its two commercial agreements with DHL increased four percent to $4.0 million from $3.8 million during the first quarter of 2007. The principal factor was an increase in incremental markup revenues of nearly $200,000, driven by improved performance against cost-related goals in both ACMI and Hub Services operations, despite challenging winter weather and other operating conditions in many parts of the country. Base markup revenues were lower in the first quarter, as eligible costs subject to markup declined 10 percent. U.S. network facilities and assets recaptured or removed from service by DHL since the first quarter of 2007 were the principal cause of the reduction.

For the first quarter, ABX Air achieved the maximum level of incremental mark-up possible related to cost goals under the ACMI agreement and 39% of the maximum, cost-related markup under the Hub Services agreement. In the first quarter of 2007, ABX Air achieved 100% of its incremental cost-related markup under the ACMI agreement, but did not earn any incremental cost-related markup under its Hub Services agreement.

Results from Non-DHL Operations

ACMI Services Segment

Following the acquisition of CHI, the Charter segment has become the ACMI Services segment, and now includes all of the ACMI and charter services that are provided outside the principal ACMI commercial agreement with DHL. Revenues for that segment increased to $63.1 million in the first quarter, excluding reimbursable expenses (principally fuel for ACMI customers) of $30.2 million, compared with $7.0 million for the first quarter the prior year. Pretax earnings for the segment were $1.1 million, down from $1.0 million in the first quarter of 2007.

The two former CHI airlines, CCIA and ATI, operated 30 aircraft during the quarter, mostly under ACMI service contracts for customers that include BAX Global Inc., the U.S. military, and DHL for international service. ABX Air generated $18.0 million of the ACMI Services revenues, and approximately 20 percent of total ACMI/Charter revenue growth in that segment for the quarter. That growth came mainly from additional Boeing 767 aircraft that ABX Air has deployed with non-DHL customers since the first quarter of 2007.

The charter operations of ABX Air operated at a small loss for the first quarter of 2008 due to higher aircraft maintenance and labor costs. Flight crew wages were negatively impacted during the first quarter of 2008, when ABX Air flight crews decided not to voluntarily bid for extra flying, as is customary. As a result, ABX Air assigned the trips at an additional cost. Additionally, expenses during the quarter included additional flight crew costs associated with ABX Air’s Asian operations, while it completed the set-up of a domicile of flight crews and maintenance employees in Japan.

ABX Holdings First Quarter 2008 Results	Page 3

“We are very pleased with the strong growth of our ACMI Services businesses, both from our legacy ABX Air operations and the two airlines we acquired with CHI,” Hete said. “The outlook for this segment for the remainder of the year is encouraging, despite U.S. economic conditions and continued record high fuel costs, as we deploy more Boeing 767 and 757 aircraft via all three airlines to serve customers into growing markets, either under traditional ACMI or leased aircraft agreements.”

CAM

Results from Cargo Aircraft Management (CAM) became a separate business segment effective with the first quarter of 2008. CAM’s revenues from aircraft leasing operations were $10.1 million during the quarter, and segment earnings were $4.3 million. While CAM is expected to grow to serve outside customers, during the first quarter its results were derived from leasing aircraft to airline subsidiaries of the Company, and therefore largely eliminated in consolidated results. CAM expects to add four Boeing 767-200 extended-range aircraft during 2008, two of which will be leased to an outside customer.

Other Business Activities

Other non-DHL revenues increased 6 percent to $8.5 million in the first quarter of 2008 compared to the first quarter of 2007, driven by growth in aircraft maintenance services and parts sales. During 2008, margins in this segment declined, due principally to higher non-reimbursed corporate expenses, including expenses related to the CHI acquisition.

Selected Items

DHL’s Plan for Improvement in its U.S. Financial Performance

On May 6, 2008, Deutsche Post World Net, DHL’s parent company, again reaffirmed that DHL will maintain a strong market presence in the U.S., and expects to announce later this month its plan to improve DHL’s financial performance in the U.S. market. ABX Air continues to hold discussions with DHL regarding DHL’s U.S. operations, and expects that it will remain a strong business partner to DHL in the future.

DHL Arbitration Status

In November 2007, ABX Air and DHL agreed to arbitrate a dispute over the allocation of certain overhead expenses currently reimbursed by DHL to ABX Air under the terms of the commercial agreements and several other issues relating to reimbursement of expenses in 2007. A panel of three arbitrators is reviewing the pending issues. ABX Air expects a ruling on these issues by the end of the second quarter of this year. While the growth of ABX Air’s non-DHL operations would make it likely that those operations would assume an appropriate level of allocated overhead expense at some point in the future, no allocation of overhead expenses to ABX Air’s non-DHL operations for 2007 is expected, and, accordingly, no reserves for that purpose have been established.

Conference Call

ABX Air will host a conference call to review its financial results for the first quarter of 2008 on Wednesday, May 14, 2007, at 10:00 AM Eastern Time. Participants should dial (888) 713-4216 and international participants should dial (617) 213-4868 ten minutes before the scheduled start of the call and ask for conference ID #41822189. The call will also be webcast live (listen-only mode) via either www.abxholdings.com or www.earnings.com for individual investors and www.streetevents.com for institutional investors. A replay of the conference call will be available an hour after the conclusion of the call. It will be available by phone for five days after the call at (888) 286-8010 (international callers (617) 801-6888); use pass code ID #94609973. The webcast replay will remain available via www.abxholdings.com or www.earnings.com for 30 days.

ABX Holdings First Quarter 2008 Results	Page 4

About ABX Holdings

ABX Holdings is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ABX Holdings also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ABX Holdings’ subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Aircraft Management, Inc., Capital Cargo International Airlines, Inc. and LGSTX Services, Inc. For more information, please see www.abxholdings.com and www.cargoholdings.com.

Contact:

ABX Holdings, Inc.

Quint Turner, 937-382-5591

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Holdings, Inc.’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, reductions in the scope of services ABX Air performs under its commercial agreements with DHL, the resolution via arbitration of certain issues related to overhead allocation under ABX Air’s commercial agreements with DHL, maintaining cost and service level performance under those agreements, the ability to generate revenues and cash flow from sources other than DHL, the ability to generate earnings and cash flow sufficient to repay debt and realize certain tax benefits, the potential for accelerated repayment of ABX Air’s Promissory Note with DHL, achieving objectives for growth and profitability anticipated from the purchase of Cargo Holdings International, Inc., and other factors that are contained from time to time in ABX Holdings’ filings with the U.S. Securities and Exchange Commission, including ABX Holdings’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX Holdings undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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ABX AIR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31
	2008	2007
REVENUES	$382,056	$288,062
OPERATING EXPENSES
Salaries, wages and benefits	158,757	157,925
Fuel	119,892	58,953
Maintenance, materials and repairs	26,144	22,872
Depreciation and amortization	21,242	11,943
Landing and ramp	14,037	9,801
Rent	3,446	2,518
Purchased line-haul and yard management	1,447	1,671
Other	21,511	13,592

	366,476	279,275
INTEREST EXPENSE	(10,375)	(3,163)
INTEREST INCOME	1,002	1,258

INCOME BEFORE INCOME TAXES	6,207	6,882
INCOME TAXES	(2,420)	(2,615)

NET EARNINGS	$3,787	$4,267

EARNINGS PER SHARE
Basic	$0.06	$0.07

Diluted	$0.06	$0.07

WEIGHTED AVERAGE SHARES
Basic	62,417	58,282

Diluted	62,651	58,589

ABX Holdings First Quarter 2008 Results	Page 6

ABX AIR, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$96,508	$59,271
Marketable securities - available-for-sale	3,848	49,636
Accounts receivable, net of allowance of $363 in 2008 and 2007	26,957	55,339
Inventory	15,740	14,701
Prepaid supplies and other	11,935	19,621
Deferred income taxes	18,311	19,262
Aircraft and engines held for sale	1,768	1,896

TOTAL CURRENT ASSETS	175,067	219,726
Property and equipment, net	702,995	690,813
Other assets	27,480	26,280
Deferred income taxes	13,882	15,794
Intangibles	31,041	31,700
Goodwill	178,654	178,654

TOTAL ASSETS	$1,129,119	$1,162,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,902	$76,425
Accrued salaries, wages and benefits	54,319	64,560
Accrued expenses	11,705	11,266
Current portion of debt obligations	30,050	22,815
Unearned revenue	30,290	21,046

TOTAL CURRENT LIABILITIES	189,266	196,112
Long-term obligations	528,758	567,987
Post-retirement liabilities	195,984	186,338
Other liabilities	9,978	12,527
Commitments and contingencies (Note G)
STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,227,084 and 62,650,278 shares issued and outstanding in 2008 and 2007, respectively	632	626
Additional paid-in capital	458,422	458,091
Accumulated deficit	(185,757)	(189,544)
Accumulated other comprehensive loss	(68,164)	(69,170)

TOTAL STOCKHOLDERS’ EQUITY	205,133	200,003

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,129,119	$1,162,967

ABX Holdings First Quarter 2008 Results	Page 7

ABX AIR, INC.

PRE-TAX EARNINGS SUMMARY

(In thousands)

	Three Months Ended March 31
	2008	2007
Revenues:
DHL
ACMI
Base mark-up	$106,754	$116,087
Incremental mark-up	693	648

Total ACMI	107,447	116,735
Hub Services
Base mark-up	71,754	81,266
Incremental mark-up	150	—

Total Hub Services	71,904	81,266
Other Reimbursable	101,466	74,952

Total DHL	280,817	272,953
ACMI Services
Charter and ACMI	63,115	7,045
Other Reimbursable	30,178	—

Total ACMI Services	93,293	7,045
CAM	10,092	—
Other Activities	8,549	8,064

Total Revenues	392,751	288,062
Eliminate internal revenues	(10,695)	—

Customer Revenues	$382,056	$288,062

Pre-tax Earnings:
DHL
ACMI	$2,530	$2,436
Hub Services	1,431	1,378
Other Reimbursable	—	—

Total DHL	3,961	3,814
ACMI Services	1,089	990
ACMI Other Reimbursable	—	—
CAM	4,319	—
Other Activities	430	1,112
Net non-reimbursed interest income (expense)	(3,592)	966

Total Pre-tax Earnings	$6,207	$6,882

The Company does not allocate ABX Air’s overhead costs that are reimbursed by DHL to ABX Air’s non-DHL activities. The provisions of the commercial agreements between ABX Air and DHL do not require an allocation of ABX Air’s overhead until such time as ABX Air derives more than 10% of its total revenue from non-DHL business activities.

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ABX HOLDINGS, INC.

NON-GAAP RECONCILIATION

Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization

(EBITDA)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP NET EARNINGS	$3,787	$4,267
Income Tax Expense	2,420	2,615
Interest Income	(1,002)	(1,258)
Interest Expense	10,375	3,163
Depreciation and Amortization	21,242	11,943

EARNINGS BEFORE INTEREST, TAXES DEPRECIATION AND AMORTIZATION	$36,822	$20,730

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.